UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

Assembly Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35005	20-8729264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Oyster Point Blvd., Fourth Floor, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 509-4583

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ASMB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2021, the Board of Directors (the “Board”) of Assembly Biosciences, Inc. (the “Company”) approved an amendment to Article II, Section 2.6 of the Company’s Amended and Restated Bylaws (the “Amended Bylaws”) to provide for a majority voting standard in uncontested director elections. The Amended Bylaws provide that a director nominee will be elected by a majority of the votes cast in the election of such director, requiring that the number of votes cast “for” a director nominee exceed the number of votes cast “against” that director nominee. A plurality voting standard remains applicable to any contested election.

The foregoing summary of the Amended Bylaws does not purport to be a complete description of the amendments made to the Company’s Amended and Restated Bylaws. It is qualified in its entirety by reference to the complete text of the Amended Bylaws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

Also on January 22, 2021, in connection with the Amended Bylaws, the Board adopted amendments to the Company’s Corporate Governance Guidelines (the “Guidelines”). The amendments to the Guidelines provide, among other things, that an incumbent director who fails to receive the required number of votes for re-election in accordance with the Amended Bylaws must, within five days following certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Governance Committee and the Board, subject to the procedures set forth in the Guidelines.

The complete Guidelines, as amended, are available on the Company’s website at www.assemblybio.com under the heading “Investors – Corporate Governance.”

In addition, on January 21, 2021, the Company delivered notice of termination of the License and Collaboration Agreement (the “Agreement”) between the Company and Therabiome, LLC. The termination of the Agreement will be effective 90 days following the notice of termination on April 21, 2021. The Company terminated the Agreement in connection with the previously disclosed wind-down of its Microbiome program and not as a result of any issues or disagreements related to the collaboration.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Assembly Biosciences, Inc., effective January 22, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Assembly Biosciences, Inc.

Date: January 27, 2021	By:	/s/ Jason A. Okazaki
Jason A. Okazaki
Chief Legal and Business Officer

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